     As filed with the Securities and Exchange Commission on March 10, 1997.

                                                       Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                MOUNTBATTEN, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Pennsylvania                                   23-2633708
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

     Thirty Three Rock Hill Road
      Bala Cynwyd, Pennsylvania                              19004
----------------------------------------                   ----------
(Address of Principal Executive Offices)                   (Zip Code)

                              --------------------

                                MOUNTBATTEN, INC.
                  1995 EQUITY INCENTIVE PLAN FOR KEY EMPLOYEES
                  --------------------------------------------
                            (Full title of the plan)

                              --------------------

                           Kenneth L. Brier, President
                                Mountbatten, Inc.
                           Thirty Three Rock Hill Road
                         Bala Cynwyd, Pennsylvania 19004
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (610) 664-2259
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                              --------------------

                                    Copy to:
                            John W. Kauffman, Esquire
                            Duane, Morris & Heckscher
                                One Liberty Place
                           Philadelphia, PA 19103-7396

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                        Proposed                Proposed
  Title of securities         Amount to be          maximum offering        maximum aggregate            Amount of
   to be registered           registered(1)        price per share(2)       offering price(2)        registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,                250,000 shares               $8.00                $2,000,000                  $607
par value $.001
========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Mountbatten, Inc. 1995 Equity Incentive Plan for Key Employees.

(2) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq Stock Market on March 4, 1997, or $8.00 per share.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Incorporation of Documents by Reference.

         The following material is incorporated herein by reference:

         (a) The Annual Report on Form 10-KSB of Mountbatten, Inc. (the "Company") for the year ended December 31, 1995 as filed by the Company with the Securities and Exchange Commission (the "Commission").

         (b) The Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 1996 as filed by the Company with the Commission.

         (c) The Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 1996 as filed by the Company with the Commission.

         (d) The Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 1996 as filed by the Company with the Commission.

         (e) The description of the Company's Common Stock set forth in the Company's Registration Statement No. 33-78336 on Form SB-2, declared effective with the Commission under the Securities Act of 1933, as amended, (the "Act") on September 1, 1994, under the caption "Description of Securities," which is incorporated by reference in response to Item 1 of the Company's Registration Statement No. 0-24638 on Form 8-A declared effective with the Commission on September 1, 1994 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act").

         All reports or other documents filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 2. Description of Securities.

         No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 3. Interests of Named Experts and Counsel.

         The consolidated financial statements and schedules of the Company as of December 31, 1995 and for each of the years in the two-year period ended December 31, 1995 have been incorporated by reference herein and in this Registration Statement in reliance upon the reports of Price Waterhouse LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher, Philadelphia, Pennsylvania.

Item 4. Indemnification of Directors and Officers.

         As permitted by the provisions for indemnification of directors and officers in the Pennsylvania Business Corporation Law (the "BCL"), which applies to the Company, the Company's Bylaws provide for indemnification of directors and officers for all expense, liability and loss (including without limitation attorney's fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such person in any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, investigative, or through arbitration, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The right to indemnification provided in the Company's Bylaws includes the right to have the expenses incurred by such person in defending any proceeding paid by the Company in advance of the final disposition of the proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by such person in advance of the final disposition of a proceeding may be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced without interest if it is ultimately determined that such person is not entitled to be indemnified under the Company's Bylaws or otherwise. Indemnification under such provisions continues as to a person who has ceased to be a director or officer of the Company and inures to the benefit of his or her heirs, executors and administrators. The Bylaws for the Company also avail directors of the Pennsylvania law limiting directors' liability for monetary damages for any action taken or any failure to take any action to those cases where they have breached their fiduciary duty under the BCL and such breach constitutes self-dealing, willful misconduct or recklessness, provided, however, that this limitation does not apply to the responsibilities or liabilities of a director pursuant to any criminal statute, or to the liabilities of a director for payment of taxes pursuant to local, Pennsylvania or federal law.

Item 5. Exemption from Registration Claimed.

         No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 6. Exhibits.

(4)     Mountbatten, Inc. 1995 Equity Incentive Plan for Key Employees.

(5)     Opinion of Duane, Morris & Heckscher.

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5).

(23)(B) Consent of Price Waterhouse LLP.

(24)    Power of Attorney (see page II-6 of this Registration Statement).

Item 7. Undertakings.

         The registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania on March 10, 1997.

                                           MOUNTBATTEN, INC.


                                           By: /s/ Kenneth L. Brier
                                              --------------------------------
                                               Kenneth L. Brier, President

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Kenneth L. Brier and Joel D. Cooperman, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                       Title                                     Date
---------                                       -----                                     ----
/s/ Kenneth L. Brier                            President, Chief Executive                February 10, 1997
--------------------------------------          Officer and a Director (prin-
Kenneth L. Brier                                cipal executive officer)

/s/ Ted A. Drauschak                            Executive Vice President,                  February 10, 1997
--------------------------------------          Secretary and a Director
Ted A. Drauschak

/s/ Joel D. Cooperman                           Vice President, Finance,                   February 10, 1997
--------------------------------------          Treasurer and Chief Finan-
Joel D. Cooperman                               cial Officer (principal finan-
                                                cial and accounting officer)

/s/ J. Michael Adams                            Director                                   February 11, 1997
--------------------------------------
J. Michael Adams

/s/ Thomas P. Garry                             Director                                   February 10, 1997
--------------------------------------
Thomas P. Garry

                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)

Exhibit No.                         Exhibit                                         Reference
(4)               Mountbatten, Inc. 1995 Equity Incentive Plan                      File herewith
                   for Key Employees

(5)               Opinion of Duane, Morris & Heckscher.                             Filed herewith

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5).

(23)(B)           Consent of Price Waterhouse LLP.                                  Filed herewith

(24)              Power of Attorney (see Page II-6 of this Registration
                  Statement).